EXHIBIT 99.2

 THIRD QUARTER EARNINGS CALL October 28, 2015

 Safe Harbor Statements    This slide presentation contains forecasts and estimates of PG&E Corporation’s 2015 financial results, capital expenditures to be made by PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (Utility), through 2019, the Utility’s rate base through 2019, and general earnings sensitivities. These forecasts and estimates, including the underlying assumptions relating to future costs, authorized revenues, the scope and timing of capital projects, and equity issuances, constitute forward-looking statements that are necessarily subject to various risks and uncertainties and actual results may differ materially. Factors that could cause actual results to differ materially include:the outcome and timing of the Utility’s pending regulatory proceedings, including the 2015 Gas Transmission & Storage rate case (in which the CPUC will determine how to reflect the disallowance of up to $850 million of costs associated with designated natural gas safety-related projects and programs as required by the CPUC’s April 9, 2015 Penalty Decision), the 2017 General Rate Case, the Transmission Owner rate cases, the recently re-opened proceeding related to the Utility’s 2006-2008 energy efficiency programs, and the proceeding to consider the Utility’s proposal to develop an electric vehicle charging infrastructure;the timing and amount of fines, penalties, and remedial costs that the Utility may incur in connection with the federal criminal prosecution of the Utility, the CPUC’s investigation of the Utility’s natural gas distribution operations, the Utility’s self-reported or alleged non-compliance with natural gas safety regulations, and other investigations or proceedings that have been or may be commenced relating to the Utility’s compliance with natural gas-related laws and regulations, violation of the CPUC’s rules regarding ex parte communications or other allegedly improper communications, or other matters;the Utility’s ability to control its costs within the authorized levels of spending and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs;changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;the impact that reductions in customer demand for electricity and natural gas have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity and whether the Utility’s business strategy to address the impact of growing distributed and renewable generation resources and changing customer demands is successful;changes in estimated environmental remediation costs, including costs associated with the Utility’s natural gas compressor sites;   the amount and timing of additional equity and debt issuances and whether PG&E Corporation and the Utility can continue to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms the amount and timing of charges reflecting probable liabilities for third-party claims and the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third partiesthe outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation; andthe other factors disclosed in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2015.This presentation is not complete without the accompanying statements made by management during the webcast conference call held on October 28, 2015.This presentation, including Appendices, and the accompanying press release were attached to PG&E Corporation’s Current Report on Form 8-K that was furnished to the Securities and Exchange Commission on October 28, 2015 and, along with the replay of the conference call, is also available on PG&E Corporation’s website at www.pge-corp.com.

Key Focus Areas

Positioning PG&E for a Clean Energy Economy

- Grid of Things™
- Greenhouse gas reduction policy
- Updated rate structures

Deliver on Customer Expectations

- Unwavering safety focus
- Community and stakeholder engagement
- Affordable and reliable service

Address Outstanding Issues

- Resolve outstanding regulatory and legal proceedings
- Build strong compliance programs
- Continue to execute gas safety work

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Regulatory, Legislative and Operational Update

- **SB 350:** *Establishes 50% renewable energy target by 2030*
- **NEM Proposal**: *Supports continued solar growth and grid investment*
- **2017 GRC:** *Supports grid modernization and risk-informed safety enhancements while keeping bills affordable*
- **Wildfire Response:** *Safe, timely and customer-focused response*
- **El Niño Forecast:** *Preparing for significant winter storms*
- **Gas Distribution Records OII:** *SED report recognizes progress*
- **Safety En Banc:** *Positive step forward in safety dialogue with all parties*

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 Q3 2015 Earnings Results  Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Exhibit A in Appendix 2 for a reconciliation of Earnings per Share (“EPS”) from Operations to EPS on a GAAP basis.

 Q3 2015: Quarter over Quarter Comparison  EPS from Operations  Earnings per Share from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Exhibit A in Appendix 2 for a reconciliation of EPS from Operations to EPS on a GAAP basis.

 2015 Earnings Per Share Guidance  See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. See Exhibit E in Appendix 2 for detailed 2015 earnings guidance.   Guidance ranges exclude any potential future fines or penalties and any future insurance recoveries  (1) Guidance is consistent with the April 9 final penalty decision, and the estimated safety-related costs that will be trued up with a final GT&S rate case decision.

Assumptions for 2015

Capital Expenditures
($ millions)

	2015
Electric Distribution	1,900
Electric Transmission	1,150
Gas Transmission [1]	600
Gas Distribution	850
Generation	700
Separately Funded	
PSEP [2]	100
Total CapEx	~5.3 billion

[1] Includes ~$400M of estimated capital disallowance from April 9 final penalty decision and updates expenditures due to likelihood of GT&S rate case resolution in 2016
[2] Amounts previously reserved for limits on PSEP authorized spend

Authorized Rate Base (weighted average)
($ billions)

	2015
Electric Distribution	13.1
Electric Transmission	5.1
Gas Transmission [3]	1.8
Gas Distribution	4.1
Generation	5.4
Total Rate Base	~29.5 billion

[3] Reflects 2015 authorized rate base, excluding a decision in the 2015 GT&S rate case

Authorized Cost of Capital*

Return on Equity: 10.4%

Equity Ratio: 52%

*CPUC authorized

Other Factors Affecting Earnings from Operations

- Gas Transmission & Storage rate case
  - Outcome expected in 2016
  - Amounts not requested
+ Tax benefits
+ Incentive revenues
+ Monetizing shares in SolarCity

CWIP earnings: offset by below-the-line costs

Changes from prior quarter are noted in blue.
See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

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 2015 Items Impacting Comparability  Guidance ranges exclude any potential future fines or penalties and any future insurance recoveries  (1) Guidance is consistent with the April 9 final penalty decision, and the estimated safety-related costs that will be trued up with a final GT&S rate case decision.(2) Guidance assumes ~$400 million of the disallowed capital is written off in 2015 and the remaining ~$300 million in 2016; it also includes less than a $1 million charge for remedy related capital costs   See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. See Exhibit E in Appendix 2 for detailed 2015 earnings guidance.

 2015 Equity Issuance  $700M - 800M  2014 EOY shares outstanding: 476M  2015  See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.  Changes from prior quarter are noted in blue.   September 30, 2015 shares outstanding: 490M

 Capital Expenditures 2014-2019  $5.3B - 5.8B*  See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.  2019  2016  2017  2018  2015  2014  $5.3B  $4.9B    $5.3B – 6.5B annually*  * Ranges reflect authorized amounts, amounts requested but not yet authorized, amounts that are currently planned to be subject to future authorization requests, and historic spending patterns and include ~$400 million in 2015 and ~$300 million in 2016 ($689 million total) for estimated capital disallowed in April 9, 2015 final penalty decision.

 Rate Base Growth 2014-2019  $38.0 – 41.5B*  2019  2016  2014-2019 Weighted Average Rate Base  * Estimates reflect authorized amounts, amounts requested but not yet authorized, amounts that are currently planned to be subject to future authorization requests, and historic spending patterns   See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.  2017  2018  $36.0 – 38.5B*  $34.0 – 36.0B*  $32.6 - 33.3B*  CAGR: ~6% – ~8%  2015  2014  $29.5B*  $28.2B

 Appendix 1 – Regulatory and Guidance Matters  Updates to Appendix 1 Since the Previous Quarter slide 14Regulatory CPUC Penalty Decision in Gas Transmission Pipeline Investigations slide 152015 CPUC Gas Transmission and Storage Rate Case slide 16CPUC General Rate Cases slide 17FERC Transmission Owner Rate Cases slide 18Gas Regulatory Proceedings Schedule slide 19GuidanceIncremental Equity Factors slide 20

 Updates to Appendix 1 Since the Previous Quarter  Slide 15 CPUC Penalty Decision in Gas Transmission Pipeline InvestigationsSlide 16 2015 CPUC Gas Transmission and Storage Rate CaseSlide 18 FERC Transmission Owner Rate Cases Slide 19 Gas Regulatory Proceedings Schedule

 CPUC Penalty Decision in Gas Transmission Pipeline Investigations  See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.  (1) A $300 million fine was paid to the State General Fund in August 2015.(2) A one-time $400 million bill credit to natural gas customers in February 2016.(3) A disallowance of $850 million (including up to $161 million in expense and at least $689 million in capital) to fund future pipeline safety projects and programs that would otherwise be authorized in the 2015 GT&S rate case; the 2015 estimate for disallowed capital includes less than a $1 million charge for remedy related capital costs. (4) In the Penalty Decision, the CPUC estimated that the Utility would incur $50 million to comply with the remedies specified in the Penalty Decision, including approximately $30 million for the cost of future audits to be conducted by the SED.  The amounts shown above in the table above represent these estimated amounts and do not reflect the Utility’s remedy-related costs already incurred nor the Utility’s estimated future remedy-related costs. The Utility has submitted testimony in its 2017 GRC request to remove additional remedy-related costs of approximately $61 million. The Utility could incur remedy-related costs that are higher than current estimates.

2015 CPUC Gas Transmission and Storage Rate Case

- **Application filed with the CPUC on December 19, 2013**
- **Request for authorized revenue requirement for 2015-2017**
  - Includes operating costs and capital for CPUC jurisdictional gas transmission and storage
- **2015 requested revenue requirement of $1.3 billion includes increase of $555 million**
  - Request reflects significant expense and capital to comply with new gas regulations
  - Requested attrition increases of $61 million and $168 million in 2016 and 2017, respectively
- **Errata and joint stipulation adjustments**
  - Revised revenue requirement to $532 million
  - Revised attrition to $83 million and $142 million in 2016 and 2017, respectively
- **ALJ approved revenue requirement retroactivity to January 1, 2015**
- **Decision on Order to Show Cause, November 20, 2014, includes potential disallowance of up to five months of the increase in the authorized revenue requirement.**
- **April 9, 2015 final penalty decision in gas transmission pipeline investigations included an $850 million disallowance of costs for future pipeline safety projects and programs that would otherwise be authorized. Qualifying safety work to be determined in Phase II of GT&S rate case decision.**
- **Oral Arguments on October 28, 2015**

Assigned Commissioner: Peterman (Commissioner Florio recused from proceeding)
Administrative Law Judge: Yip-Kikugawa (case reassigned from Wong)

2015

Q1	Q2	Q3	Q4	2016
• Evidentiary hearings	• Workshop on Remedies	• Testimony • Evidentiary Hearings (if necessary) • Briefs	• Oral Arguments • Potential Phase I Proposed Decision	• Phase I Final Decision • Phase II Proposed Decision • Phase II Final Decision

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CPUC General Rate Cases

2014 GRC

- **General Rate Case set base revenue requirement for 2014-2016**
  - Includes operating costs and capital for generation and electric and gas distribution
  - Excludes cost of capital determination, electric transmission, gas transmission, and cost of fuel and purchased power
- **Final decision adopted an increase of $460 million compared to the requested increase of $1.16 billion**
  - Decision in August 2014; revenues retroactive to January 1, 2014
  - Decision adopted attrition increases for 2015 and 2016 of $324 million and $371 million, compared to the requested increases of $436 million and $486 million, respectively
  - The CPUC approved balancing account treatment for recovery of costs associated with gas leak survey and repair (up to a cap), major emergencies, and certain new regulatory requirements related to nuclear operations and hydroelectric relicensing
- **Final Decision Phase II received on August 13, 2015 adopting eight settlements and resolving contested issues related to marginal costs, revenue allocation and rate design**

2017 GRC

- **Request filed September 1, 2015**
- **Prehearing conference on October 29, 2015**

Excerpt from Q4 2014 Earnings Presentation

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 FERC Transmission Owner Rate Case  September 2014 – FERC accepted TO16 and rate changes suspended until March 1, 2015July 2, 2015 – PG&E filed a proposed settlementSeptember 30, 2015 – FERC approved settlement of 1.2 billion, a $161 million increase over TO15October 1, 2015 – rates effective  TO16  July 29, 2015 – TO17 filed with FERC; requested revenue requirement of $1.5 billion, a $314 million increase over the TO16 settled amount, pending FERC approvalSeptember 30, 2015 – FERC accepted TO17 and rate changes suspended until March 1, 2016  TO17

 Gas Regulatory Proceedings Schedule  Recordkeeping OIII. 11-02-016Class Location OIII. 11-11-009Gas Pipeline OIII. 12-01-007      November  October  December  Gas Pipeline Safety OIRR. 11-02-019   2015  Order toShow Cause -Ex ParteA. 13-12-012  Gas DistributionOII and Order toShow Cause I. 14-11-008  9/30: SED supplemental testimony and work papers  9/14: Request of PG&E to file and serve a reply to the Joint Response granted and Sept 10 Joint Response accepted  September  August  10/14: Intervenor Testimony  8/3: PG&E testimony on Remedies, Chapter 24  10/1: Order extending Statutory Deadline  8/13: Order extending Statutory Deadline  11/12: PG&E reply testimony  12/18: SED and intervenor rebuttal testimony  12/23: Statutory Deadline

Incremental Equity Factors

Incremental Equity Factors for CPUC Final Penalty Decision

Equity Impacting Event	Multiplier
Fine payable to State (1)	100%
Customer bill credit (2) (4)	60%
Charge for disallowed capital (3) (4)	30%
Disallowed revenue for pipeline safety expenses (2) (4)	60%
CPUC estimated costs of other remedies (4)	60%

(1) Applies to newly issued fines. Fines already accrued: 50% multiplier at the time of payment
(2) Half of multiplier applies at the time of the non-cash impact; remaining half applies at the time the incremental cash is needed
(3) Applies to charges in the year in which they are incurred
(4) Assumes costs tax deductible

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 Appendix 2 – Supplemental Earnings Materials   Exhibit A: Reconciliation of PG&E Corporation Earnings from Operations to Consolidated slide 22 Income Available for Common Shareholders in Accordance with GAAP Exhibit B: Key Drivers of PG&E Corporation Earnings per Common Share from Operations slide 23Exhibit C: Operational Performance Metrics slide 24-25 Exhibit D: Sales and Sources Summary slide 26Exhibit E: PG&E Corporation Earnings Per Share Guidance slide 27 Exhibit F: General Earnings Sensitivities slide 28Exhibit G: Summary of Selected Regulatory Cases slide 29-36

Exhibit A: Reconciliation of PG&E Corporation Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP")

Third Quarter and Year to Date ("YTD"), 2015 vs. 2014 (in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,			
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)	
	2015	2014	2015	2014	2015	2014	2015	2014
PG&E Corporation's Earnings from Operations [1]	$ 412	$ 820	$ 0.84	$ 1.73	$ 1,272	$ 1,395	$ 2.63	$ 2.98
2015 Items Impacting Comparability [2]								
Pipeline related expenses[3]	(19)	-	(0.04)	-	(38)	-	(0.08)	-
Legal and regulatory related expenses [4]	(8)	-	(0.02)	-	(26)	-	(0.05)	-
Fines and penalties [5]	(84)	-	(0.16)	-	(497)	-	(1.03)	-
Insurance recoveries [6]	6	-	0.01	-	29	-	0.06	-
2014 Items Impacting Comparability [2]								
Natural gas matters [7]		(13)		(0.03)		(94)		(0.20)
Environmental related costs[8]		4		0.01		4		0.01
PG&E Corporation's Earnings on a GAAP basis	**$ 307**	**$ 811**	**$ 0.63**	**$ 1.71**	**$ 740**	**$ 1,305**	**$ 1.53**	**$ 2.79**

(1) "Earnings from operations" is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability as described in Note (2) below. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating plans, and employee incentive compensation.

(2) Items impacting comparability represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

(3) The Utility incurred costs of $32 million and $64 million, pre-tax, during the three and nine months ended September 30, 2015, respectively, for pipeline related expenses, including costs related to the multi-year effort to identify and remove encroachments from transmission pipeline rights of way and costs to perform remaining work under the Utility's pipeline safety enhancement plan ("PSEP").

(4) The Utility incurred costs of $14 million and $44 million, pre-tax, during the three and nine months ended September 30, 2015, respectively, for legal and regulatory related expenses, including legal and other costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(5) The Utility incurred costs of $142 million and $770 million, pre-tax, during the three and nine months ended September 30, 2015, respectively, associated with fines and penalties imposed by the CPUC on April 9, 2015 in the gas transmission pipeline investigations. As shown in the table below, these costs include an additional accrual for the $300 million fine paid to the State General Fund, a charge for a bill credit for natural gas customers, and estimated charges for capital costs (which includes less than $1 million for remedy related capital costs) incurred during the three months and nine months ended September 30, 2015 that the Utility believes are probable of disallowance in the Gas Transmission and Storage rate case.

(in millions, pre-tax)	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Fine paid to the state	$ -	$ (100)
Customer bill credit	-	(400)
Charge for disallowed capital	(142)	(270)
Fines and penalties	**$ (142)**	**$ (770)**

Future fines or penalties may be imposed in connection with other enforcement, regulatory and litigation activities regarding natural gas matters and regulatory communications.

(6) Represents insurance recoveries of $10 million and $49 million, pre-tax, for third party claims and associated legal costs related to the San Bruno accident the Utility received during the three and nine months ended September 30, 2015, respectively. The Utility has received a cumulative total of $515 million through insurance related to $558 million of third-party claims and $92 million of legal costs incurred. No further insurance recoveries related to these claims and costs are expected.

(7) In 2014, natural gas matters included pipeline-related costs to perform work under the PSEP and other activities associated with safety improvements to the Utility's natural gas system, as well as legal and other costs related to natural gas matters. Natural gas matters also included charges recorded related to fines, third party liability claims, and insurance recoveries in 2014.

(8) The Utility reduced its accrual related to the Hinkley whole house water program in the third quarter of 2014.

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Exhibit B: Key Drivers of PG&E Corporation Earnings per Common Share (“EPS”) from Operations  Third Quarter and YTD, 2015 vs. 2014($/Share, Diluted)  See Exhibit A for a reconciliation of EPS from Operations to EPS on a GAAP basis.Represents the increase in base revenues authorized by the CPUC in the 2014 GRC decision, as well as the impact of flow-through ratemaking treatment for federal tax deductions for repairs, for the first two quarters of 2014. In 2014, the increase in base revenue and the impact of flow-through repairs deductions was not recognized until the quarter ended September 30, 2014, when the 2014 GRC decision was issued. Also includes 2014 GRC related items included in Miscellaneous in previous quarters.Represents expenses during the three and nine months ended September 30, 2015 as compared to the same periods in 2014, with no corresponding increase in revenue. The Utility has requested the CPUC to authorize an increase to its revenue requirements for 2015, 2016, and 2017 in its 2015 GT&S rate case. Based on the procedural schedule, it is unlikely that the Utility will be able to recognize a revenue increase from a final 2015 GT&S rate case decision until 2016.Represents the timing of taxes reportable in quarterly financial statements. Primarily reflects incentive awards received in 2014. Also includes legal costs included in Miscellaneous in previous quarters.Represents the gain recognized during the three months ended September 30, 2014 as compared to the three months ended September 30, 2015 during which no comparable gain was recognized.

 Exhibit C: Operational Performance Metrics  The 2015 target for earnings from operations is not publicly reported but is consistent with the guidance range provided for 2015 EPS from operations of $3.00 to $3.10.  See following page for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2015 Short Term Incentive Plan (“STIP”) are based on the same operational metrics and targets.

 Definitions of 2015 Operational Performance Metrics from Exhibit C  SafetyPublic and employee safety are measured in four areas: (1) Nuclear Operations Safety, (2) Gas Operations Safety, (3) Electric Operations Safety, and (4) Employee Safety.1. The safety of the Utility’s nuclear power operations, Unit 1 and Unit 2, is an index comprised of 12 performance indicators for nuclear power generation that are regularly benchmarked against other nuclear power generators. 2. The safety of the Utility’s natural gas operations is represented by (a) ability to complete planned in-line inspections and pipeline retrofit projects, measured by two equally weighted components of In-Line Inspections and In-Line Upgrades; (b) the timeliness (measured in minutes) of on-site response to gas emergency service calls; and (c) the number of third party “dig-ins” (i.e., damage resulting in repair or replacement of underground facility) to Utility gas assets per 1,000 Underground Service Alert tickets.3. The safety of the Utility’s electric operations is represented by (a) the percentage improvement in the number of wire down events with resulting sustained unplanned outages compared to the same report period of the previous year, and (b) the percentage of time that Utility personnel are on site within 60 minutes after receiving a 911 call of a potential PG&E electric hazard.4. The safety of the Utility’s employees is represented by (a) the number of lost workday cases incurred per 200,000 hours worked (or for approximately every 100 employees), and (b) the number of serious preventable motor vehicle incidents that the driver could have reasonably avoided, per one million miles driven.CustomerCustomer satisfaction and service reliability are measured by:1. The overall satisfaction (measured as a score of zero to 100) of customers with the products and services offered by the Utility, as measured through a quarterly survey performed by an independent third-party research firm.2. The total time (measured in minutes) the average customer is without electric power during a given time period.FinancialEarnings from Operations (shown in millions of dollars) measures PG&E Corporation’s earnings power from ongoing core operations. It allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability). EFO is not calculated in accordance with GAAP. For a reconciliation of EFO to Consolidated Income Available for Common Shareholders as reported in accordance with GAAP, see Exhibit A.

 (1) Includes other sources of electric energy totaling 2,169 kWh and 2,224 kWh for the three months ended September 30, 2015 and 2014, respectively, and 5,801 kWh and 3,497 kWh for the nine months ended September 30, 2015 and 2014, respectively.  Exhibit D: Pacific Gas and Electric Company Sales and Sources Summary  Third Quarter and YTD, 2015 vs. 2014  Please see the 2014 Annual Report on Form 10-K for additional information about operating statistics.

 Exhibit E: PG&E Corporation Earnings Per Share Guidance  Items impacting comparability represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. These items are included in calculating Consolidated Income Available for Common Shareholders in accordance with GAAP. These items are excluded when calculating “earnings from operations” which is a non-GAAP measure that provides additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating plans, and employee incentive compensation“Pipeline related expenses” includes costs related to the Utility’s multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way and to perform remaining work associated with the PSEP. The pre-tax range of estimated costs is shown below.  (3) “Legal and regulatory related expenses” includes legal and other costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. The pre-tax range of estimated costs is shown below.  Actual financial results for 2015 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Safe Harbor Statements.  (5) During the quarter ended September 30, 2015 the Utility recognized insurance recoveries of $10 million for third-party liability claims and associated legal costs, bringing the cumulative total to $515 million. No further insurance recoveries related to these claims are expected  (4) “Fines and penalties” includes actual and future fines and penalties resulting from various enforcement, regulatory and litigation activities regarding natural gas matters and regulatory communications. Guidance of ~$900 million is consistent with the estimated 2015 components of the $1.6 billion final penalty decision the CPUC issued on April 9, 2015 in the gas transmission pipeline investigations. Charge for disallowed capital includes safety and remedy related capital costs. Guidance does not include amounts for other future fines or penalties.  (6) The guidance provided does not include any potential environmental-related costs that the Utility could incur if the final order for remediation at Hinkley is more onerous than the Utility’s proposal.

 Exhibit F: General Earnings SensitivitiesPG&E Corporation and Pacific Gas and Electric Company  These general earnings sensitivities on factors that may affect 2015 earnings are forward-looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Safe Harbor Statements.

 Exhibit G: Pacific Gas and Electric CompanySummary of Selected Regulatory Cases

 Exhibit G: Pacific Gas and Electric CompanySummary of Selected Regulatory Cases

 Exhibit G: Pacific Gas and Electric CompanySummary of Selected Regulatory Cases

 Exhibit G: Pacific Gas and Electric CompanySummary of Selected Regulatory Cases

 Exhibit G: Pacific Gas and Electric CompanySummary of Selected Regulatory Cases

 Exhibit G: Pacific Gas and Electric CompanySummary of Selected Regulatory Cases

 Exhibit G: Pacific Gas and Electric CompanySummary of Selected Regulatory Cases

 Exhibit G: Pacific Gas and Electric CompanySummary of Selected Regulatory Cases